Exhibit 30
                                                                      ----------

London                  JP Morgan Securities Ltd.                      JPMorgan

November 28, 2001       Equity Derivatives Group
                        Francesca Gasparrini  (44-20-7) 325 9190
                        Gianluca Gera  (44-20-7) 325 3919
                        Francesca Lanza  (44-20-7) 325 6354
================================================================================

Equity Derivatives Group
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  American OTC Call Option on 100 million Olivetti S.p.A. Shares or Convertible
                                      Bonds

                        Indicative Terms and Conditions
                        -------------------------------

Reference Security:                 Olivetti 2001-2010 convertible bond ((euro)1
                                    conversion price)

Issuer:                             Olivetti S.p.A.

Option Seller:                      Morgan Guaranty Trust Company of New York
                                    ("MGT")

Option Buyer:                       Pirelli S.p.A. (or any affiliate of Pirelli
                                    S.p.A. or any other company designated by Pirelli S.p.A. being agreed that in such latter case J.P. Morgan Securities Ltd. will have to agree on the company)

Option Type:                        American Call

Denominated Currency:               Euro ("(euro)")

Trade Date:                         November 7th, 2001

Start Date:                         2 Business Days after Trade Date

Final Maturity Date:                The earlier of October 5th, 2007 or Final
                                    Exercise Date or Early Termination Date

Exercise Dates:                     Anytime after [60] calendar days following
                                    November 23rd, 2001 but prior to [45]
                                    calendar days preceding October 5th, 2007.

Valuation Dates:                    The [45th] business day (subject to
                                    "Following" day adjustment conventions)
                                    following each Exercise Date

Final Exercise Date:                The Exercise Date at which all options have
                                    been exercised

Early Termination by the
Option Buyer:                       The Option Buyer can at anytime after [60]
                                    calendar days following November 23rd, 2001 but prior to [45] calendar days preceding
                                    October 5th, 2007, trigger an early
                                    termination of the transaction

Early Termination by the
Option Seller:                      Anytime after December 15th, 2003, but prior
                                    to [45] calendar days preceding October 5th, 2007, the Option Seller can choose to terminate early the underlying contract if and when the Reference Security is called by the Issuer. The Early Termination by the
                                    Option Seller Date will fall on the [30th] calendar day (subject to "Following" day

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Information herein reflects current market practices and is not intended to constitute legal, tax or accounting advice; client should consult their own advisors on such matters. Additional information is available on request. Information herein is believed to be reliable but J.P. Morgan does not warrant its completeness or accuracy. Opinions and estimates constitute our judgement and are subject to change without notice. This material is not intended as an offer or solicitation for the purchase or sale of any financial instrument. J.P. Morgan may hold a position or act as market maker in the financial instrument of any issuer discussed herein or act as advisor or lender to such issuer. Transactions should be executed through a J.P. Morgan entity qualified in the client's home jurisdiction unless governing law permits execution elsewhere. Morgan Guaranty Trust Company of New York is a member of SFA. Copyright 2000, Morgan Guaranty Trust Company of New York.

London                  JP Morgan Securities Ltd.                      JPMorgan

November 28, 2001       Equity Derivatives Group
                        Francesca Gasparrini  (44-20-7) 325 9190
                        Gianluca Gera  (44-20-7) 325 3919
                        Francesca Lanza  (44-20-7) 325 6354
================================================================================

Equity Derivatives Group
--------------------------------------------------------------------------------

                                    adjustment conventions) following the notice given by the Issuer of the Reference Security being called

Early Termination Date:             The earlier of (i) the [45th] business day
                                    (subject to "Following" day adjustment
                                    conventions) following the Early Termination by the Option Buyer; and (ii) the Early
                                    Termination by the Option Seller Date

Underlying Shares:                  Olivetti S.p.A. (Bloomberg: OL IM)

Exchange:                           Milan Stock Exchange

Total Number of Underlying
Shares:                             100,000,000

Multiple Exercise:                  Applicable

Minimum Exercise Tranche:           10,000,000 Underlying Shares

Strike:                             1.00

Settlement Option:                  Cash or Physical at Option Buyer's election

Cash Settlement Payout:             If Cash Settlement applies, on each
                                    Settlement Date, the Option Seller will pay to the Option Buyer an Euro amount defined as:

      Number of shares in exercised tranche * Max (0, Final Price - Strike)

         Where:

         Final Price:                        [Arithmetic average of the Prezzo
                                             di Riferimento of the Underlying
                                             Shares on the 10 days preceding and
                                             including the relevant Valuation
                                             Date or the Final Maturity Date]

         Settlement Date:                    Three business days following the
                                             relevant Valuation Date or the
                                             Final Maturity Date

Premium: 1) On the Start Date, the Option Buyer will pay the Option Seller a Premium equal to(euro)28,100,000

                                   2) On the Start Date and annually thereafter to and including the sixth anniversary of the Start Date, the Option Buyer will pay the Option Seller a Premium equal to 2.75% of the product of the Strike multiplied by the weighted average number of underlying shares outstanding during the relevant annual period

Information herein reflects current market practices and is not intended to constitute legal, tax or accounting advice; client should consult their own advisors on such matters. Additional information is available on request. Information herein is believed to be reliable but J.P. Morgan does not warrant its completeness or accuracy. Opinions and estimates constitute our judgement and are subject to change without notice. This material is not intended as an offer or solicitation for the purchase or sale of any financial instrument. J.P. Morgan may hold a position or act as market maker in the financial instrument of any issuer discussed herein or act as advisor or lender to such issuer. Transactions should be executed through a J.P. Morgan entity qualified in the client's home jurisdiction unless governing law permits execution elsewhere. Morgan Guaranty Trust Company of New York is a member of SFA. Copyright 2000, Morgan Guaranty Trust Company of New York.

London                  JP Morgan Securities Ltd.                      JPMorgan

November 28, 2001       Equity Derivatives Group
                        Francesca Gasparrini  (44-20-7) 325 9190
                        Gianluca Gera  (44-20-7) 325 3919
                        Francesca Lanza  (44-20-7) 325 6354
================================================================================

Equity Derivatives Group
--------------------------------------------------------------------------------

Physical Settlement                In case of election by the Option
                                   Buyer for Physical Settlement, the Option
                                   Buyer can choose between being delivered the Underlying Shares or the Reference Securities versus payment of the Strike in cash

Calculation Agent:                  MGT

Documentation:                      ISDA

Governing Law                       English

Additional Feature:                 Any term in this document contained
                                    within square brackets is intended to
                                    ultimately mirror the features of the call option embedded into the Reference Security, and is therefore subject to change.

To be documented under ISDA Master Agreement to be executed between the Parties.











Information herein reflects current market practices and is not intended to constitute legal, tax or accounting advice; client should consult their own advisors on such matters. Additional information is available on request. Information herein is believed to be reliable but J.P. Morgan does not warrant its completeness or accuracy. Opinions and estimates constitute our judgement and are subject to change without notice. This material is not intended as an offer or solicitation for the purchase or sale of any financial instrument. J.P. Morgan may hold a position or act as market maker in the financial instrument of any issuer discussed herein or act as advisor or lender to such issuer. Transactions should be executed through a J.P. Morgan entity qualified in the client's home jurisdiction unless governing law permits execution elsewhere. Morgan Guaranty Trust Company of New York is a member of SFA. Copyright 2000, Morgan Guaranty Trust Company of New York.


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